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EXHIBIT 11 - S-K Item 601 (b) (11)
                               KYSOR INDUSTRIAL CORPORATION AND SUBSIDIARIES
                              COMPUTATION OF CONSOLIDATED EARNINGS PER SHARE

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                                                                       Six Months
                                                                          Ended
                                                                        June 30,
                                                                     1994        1993
                                                                     ----        ----
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PRIMARY EARNINGS PER SHARE CALCULATION
Income before cumulative effect of accounting change           $5,098,316  $4,882,509
Less dividends on preferred stock                                 789,878     792,193
Plus tax benefit from preferred dividends                         300,000     293,000
                                                               ----------  ----------
Earnings applicable to common stock before accounting change    4,608,438   4,383,316
Cumulative effect of change in accounting                               0  (7,628,259)
                                                               ----------  ----------
Earnings (Loss) applicable to common stock                      4,608,438  (3,244,943)
                                                               ==========  ==========

Weighted average common shares outstanding                      5,417,486   5,296,328
Dilutive effect assuming excercise of certain stock
 options applying the treasury stock method based
 on year to date average price                                    281,322     348,357
                                                                 --------    --------
Weighted average common shares and common
 equivalent shares outstanding                                  5,698,808   5,644,685
                                                                =========   =========
Primary earnings (loss) per share
   Income before accounting change                                  $0.81       $0.78
   Accounting change                                                $0.00      ($1.35)
   Net earnings (loss)                                              $0.81      ($0.57)
                                                                 ========    ========

FULLY DILUTED EARNINGS PER SHARE CALCULATION
A.
Weighted average common shares outstanding                      5,417,486   5,296,328
Dilutive effect assuming excercise of certain stock
 options applying the treasury stock method based on
 the greater of year to date average or end of period price       304,216     348,357
                                                                 --------    --------
Weighted average common shares and common
 equivalent shares outstanding                                  5,721,702   5,644,685
                                                                 ========    ========
Fully diluted earnings (loss) per share (A)
   Income before accounting change                                  $0.81       $0.78
   Accounting change                                                $0.00      ($1.35)
   Net earnings (loss)                                              $0.81      ($0.57)
                                                                 ========    ========

B.
Assuming preferred stock converted to common
Vested Preferred shares issued                                    160,325     131,277
Non-vested Preferred shares issued                                645,856     681,319
                                                               ----------  ----------
Total Preferred shares issued                                     806,181     812,597

Vested Preferred shares issued                                    160,325     131,277
Guaranteed floor price for involuntary conversions                $24.375     $24.375
                                                               ----------  ----------
 Subtotal                                                      $3,907,918  $3,199,885
The lower of year to date average or end of period common
 stock price                                                     $16.9150    $16.5000
                                                                 --------    --------
Required common shares to be issued assuming involuntary
 conversion of vested shares at guaranteed floor price            231,033     193,932
Required common shares to be issued assuming voluntary
 conversion of non-vested shares on one-for-one basis             645,856     681,319
Weighted average common shares and common
 equivalent shares outstanding for fully diluted Part A.        5,721,702   5,644,685
                                                               ----------  ----------
Weighted average common shares and common
 equivalent shares outstanding for fully diluted Part B.        6,598,591   6,519,937
                                                               ==========  ==========

Income before cumulative effect of accounting change           $5,098,316  $4,882,509
Additional ESOP expense presently funded by preferred dividend   (789,878)   (792,193)
Plus tax benefit on additional ESOP expense                        38,581      33,441
Common stock dividends to reduce ESOP expense                     219,000     184,000
                                                                 --------    --------
Adjusted Income before cumulative effect of accounting change  $4,566,019  $4,307,757
                                                                =========   =========
Fully diluted earnings (loss) per share (B)
   Income before accounting change                                  $0.69       $0.66
   Accounting change                                                $0.00      ($1.35)
   Net earnings (loss)                                              $0.69      ($0.69)
                                                                 ========    ========
Fully diluted earnings (loss) per share (Lower of (A) or (B))       $0.69      ($0.69)
                                                                 ========    ========

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